UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 6, 2024
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2024, SolarWinds Corporation (the “Company”) announced that Lewis Black will join the Company on June 24, 2024, and has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective on or about August 15, 2024, following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024. Upon his appointment, Mr. Black will serve as the Company’s principal financial officer and principal accounting officer. Mr. Black will succeed J. Barton Kalsu, who tendered his resignation on June 6, 2024 in order to explore other professional opportunities outside of the Company. Mr. Kalsu will remain as the Company’s Executive Vice President and Chief Financial Officer and principal financial and accounting officer through August 15, 2024, or such later date as the parties agree in writing, and has agreed to serve as an advisor to the Company for a transitional period of 90 days thereafter to assist with an orderly transition. Mr. Kalsu’s departure is not due to any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies, practices or financial performance.

Mr. Black, age 59, brings over 25 years of operating experience across SaaS, enterprise software, data infrastructure, networking, communications and collaboration markets. He was previously with Actian Corporation, a leading player in cloud data platforms, serving as Chief Financial Officer from 2018 to 2020 and as Chief Executive Officer and a member of the Board of Directors from 2020 to 2023, where he was responsible for driving financial and operational performance of the business before taking over all aspects of business strategy and execution. Before joining Actian, he served as General Manager and Chief Operating Officer of the Nexmo Division of Vonage Holdings Corp., where he led the operational strategy and execution supporting the global scaling of the business. Prior to that, he served as the Chief Financial Officer of Nexmo, Inc., a start-up in the communications platform as a service (“CPaaS”) space, where he was responsible for all aspects of finance, human resources and legal operations. Earlier in his career, Mr. Black held finance leadership roles at Citrix Systems, Inc., supporting corporate finance functions and then portfolio operations in the Enterprise and Service Provider Division. Mr. Black also held finance leadership roles at AT&T, Lucent Technologies, Avaya Inc. and MasTec, Inc. Mr. Black earned a BA in Business Administration, majoring in Finance, from Strathclyde University and was previously a Fellow member of the Chartered Association of Certified Accountants in the United Kingdom (FCCA).

The Company and Mr. Black have entered into an employment agreement, dated June 6, 2024 (the “Employment Agreement”), which sets forth the terms of his employment and compensation. Pursuant to the Employment Agreement, Mr. Black will be entitled to an annual base salary of $450,000 and eligible for an annual target bonus of 80% of his base salary. Mr. Black will receive a sign-on equity grant of restricted stock units (“RSUs”) with a grant date value of $5 million, 25% of which will vest on the first anniversary of his start date, with the remainder vesting in 6.25% increments quarterly. In 2025 and each year thereafter, the Compensation Committee of the Company will make annual equity awards to Mr. Black commensurate with Mr. Black’s position. The Company will provide for a relocation payment to Mr. Black of $250,000 and will reimburse him for attorney’s fees of up to $15,000 incurred in connection with the Employment Agreement.

The Employment Agreement provides for certain payments in the event of a termination of Mr. Black’s employment without Cause (as defined in the Employment Agreement) or in the event of Mr. Black’s Constructive Termination (as defined in the Employment Agreement), including a lump-sum cash severance payment equal to 12 months of his then current base salary, plus a pro-rated portion of any earned but unpaid bonus for the year in which his employment ends subject to achievement of certain performance metrics, as well as reimbursement of health care premiums for up to 12 months after termination. Additionally, if Mr. Black’s employment is terminated without Cause or there is a Constructive Termination of his employment, in either case within 12 months of a Change in Control (as defined in the Employment Agreement), he will be entitled to the severance payments described above and will immediately vest in all outstanding unvested equity awards. The severance benefits described above are subject to Mr. Black’s execution of a release of claims against the Company.

Mr. Black will be eligible to participate in all employee benefit plans in effect for similarly situated employees. The Company will also enter into an indemnification agreement with Mr. Black substantially in the form applicable to other similarly situated employees of the Company.
The foregoing description of the Employment Agreement and compensation arrangements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Black or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Black and any of the Company’s directors or executive officers. The appointment of Mr. Black was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

In addition, in connection with the appointment of Mr. Black, on June 6, 2024 the Company and Mr. Kalsu entered into an Omnibus Amendment to Employee Agreement, effective as of June 24, 2024 (the “Omnibus Amendment”), which amends the Amended and Restated Employment Agreement between SolarWinds Worldwide, LLC and Mr. Kalsu, dated as of April 27, 2016 (the “Kalsu Employment Agreement”) as follows:

•The Kalsu Employment Agreement will terminate as of the Effective Date (as defined in the Omnibus Amendment). Mr. Kalsu will not be entitled to any severance payments in connection with any such termination except as set forth in the Omnibus Amendment;

•Mr. Kalsu will be paid a transition bonus in the amount of $880,000, payable in a one-time lump sum payment;

•Mr. Kalsu will receive reimbursement of the health and dental care continuation premiums incurred by to effect continuation of health and dental insurance coverage for him and his dependents for a period of up twelve (12) months from the Effective Date;

•Mr. Kalsu will enter into a Contractor Agreement to provide transition services for 90 days after the Effective Date (the “Transition Period”); and

•Mr. Kalsu will continue to vest in all outstanding RSUs and PSUs that were eligible to vest solely subject to his continued services with the Company through the end of the Transition Period and for so long as he is providing continued services under the Contractor Agreement.

Payment of the transition bonus and the reimbursement of health and dental care continuation premiums are conditioned upon Mr. Kalsu’s execution of a release in a form reasonably acceptable to Mr. Kalsu that becomes effective by the Release Deadline (as defined in the Kalsu Employment Agreement).

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 10, 2024, the Company issued a press release announcing the appointment of Mr. Black to the role of Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of June 6, 2024, between SolarWinds Worldwide, LLC and Lewis Black
10.2	Omnibus Amendment to Employee Agreement, effective as of June 24, 2024, between SolarWinds Worldwide, LLC and J. Barton Kalsu
99.1	Press release issued by SolarWinds Corporation dated June 10, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	June 10, 2024	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President & Chief Executive Officer